UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2013

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 27, 2013, Dollar General Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of March 27, 2013 with certain selling shareholders, including Buck Holdings, L.P. (“Buck Holdings” and, collectively, the “Selling Shareholders”), Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC (the “Underwriters”) with respect to a registered underwritten public offering of 30,000,000 shares of the Company’s common stock, $0.875 par value per share (the “Common Stock”), at a public offering price of $50.75 per share, to be sold by the Selling Shareholders.  The Underwriting Agreement grants the Underwriters a 30-day option to purchase up to an additional 4,500,000 shares of Common Stock from Buck Holdings. The Underwriters have an option, exerciseable for 30 days from March 27, 2013, to purchase an additional 4,500,000 shares of Common Stock from Buck Holdings.  The secondary offering is expected to close on April 3, 2013, subject to customary closing conditions.

The sale of the Common Stock by the Selling Shareholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-187493) (the “Registration Statement”), including a prospectus supplement dated March 27, 2013 (the “Prospectus Supplement”) to the prospectus contained therein dated March 25, 2013 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Goldman, Sachs & Co. and an affiliate of Kohlberg Kravis Roberts & Co. L.P. acted as Underwriters for the secondary offering. Kohlberg Kravis Roberts & Co. L.P. and Goldman, Sachs & Co., through their investment in Buck Holdings, L.P., are shareholders of the Company.

Certain of the Underwriters or their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

Item 8.01              Other Events.

In connection with the offering by the Selling Shareholders of the Common Stock, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the opinion of counsel with respect to the validity of the Common Stock to be sold in the offering (Exhibit 5.1 to this Current Report on Form 8-K) and (iii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 to this Current Report on Form 8-K).

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2013	DOLLAR GENERAL CORPORATION

	By:	/s/ David M. Tehle
David M. Tehle
Executive Vice President and Chief Financial Officer

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated as of March 27, 2013, among the Company, the selling stockholders named therein, Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-187493).